Exhibit 99.1

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Press Release

FOR IMMEDIATE RELEASE	September 6, 2024

Michael Collins Appointed to Jacobs Board of Directors

Further strengthening advisory and consulting Board acumen
DALLAS – Jacobs (NYSE:J) announced today the election of Michael Collins to its Board of Directors, effective September 23, 2024.
Collins is currently a Partner and most recently served as the Chief Operating Officer at global management consulting firm Bain & Company, previously serving as Chief Financial Officer. Since joining Bain in 1992, he has worked with management teams to develop and execute growth strategies, evaluate acquisitions and divestitures, improve capabilities and implement organizational change. He has also assisted clients across numerous industries, including retail, consumer products, telecommunications, automotive and media and entertainment.

Jacobs CEO Bob Pragada said, “We are delighted to have Michael join our Board of Directors. His global management consulting experience will bring invaluable insights and strategic guidance as we continue to grow our higher value, high margin consulting and advisory services. We look forward to his contributions as we continue to expand our global impact and deliver sustainable innovative solutions to our clients.”

Collins holds a bachelor’s degree in accounting (with high honors) from Loyola University, Chicago, and an MBA from Harvard Business School.

At Jacobs, we're challenging today to reinvent tomorrow by solving the world's most critical problems for thriving cities, resilient environments, mission-critical outcomes, operational advancement, scientific discovery and cutting-edge manufacturing, turning abstract ideas into realities that transform the world for good. With approximately $16 billion in annual revenue and a talent force of more than 60,000, Jacobs provides a full spectrum of professional services including consulting, technical, scientific and project delivery for the government and private sector. Visit jacobs.com and connect with Jacobs on Facebook, Instagram, LinkedIn and X.

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Certain statements contained in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not directly relate to any historical or current fact. When used herein, words such as “expects,” “anticipates,” “believes,” “seeks,” “estimates,” “plans,” “intends,” “future,” “will,” “would,” “could,” “can,” “may,” and similar words are intended to identify forward-looking statements. We base these forward-looking statements on management's current estimates and expectations, as well as currently available competitive, financial and economic data. Forward-looking statements, however, are inherently uncertain. There are a variety of factors that could cause business results to differ materially from our forward-looking statements including, but not limited to, our plans to spin off and merge with Amentum our Critical Missions Solutions business and a portion of our Divergent Solutions business in a proposed transaction that is intended to be tax-free to stockholders for U.S. federal income tax purposes, the timing of the award of projects and funding and potential changes to the amounts provided for under the Infrastructure Investment and Jobs Act and other legislation related to governmental spending, as well as general economic conditions, including inflation and the actions taken by monetary authorities in response to inflation, changes in interest rates and foreign currency exchange rates, changes in capital markets, the possibility of a recession or economic downturn, geopolitical events and conflicts, and the impact of any future pandemic or infectious disease outbreak, including the related reaction of governments on global and regional market conditions, among others. For a description of some additional factors that may occur that could cause actual results to differ from our forward-looking statements, see the discussions contained under Item 1 - Business; Item 1A - Risk Factors; Item 3 - Legal Proceedings; and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations in our most recently filed Annual Report on Form 10-K, and Item 2 - Management's Discussion and Analysis of Financial Condition and Results of Operations; Item 1 - Legal Proceedings; and Item 1A - Risk Factors in our most recently filed Quarterly Report on Form 10-Q, as well as the company's other filings with the Securities and Exchange Commission. The company is not under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.

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